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                                                              EXHIBIT 9.5

                      NICHOLAS-APPLEGATE CAPITAL MANAGEMENT
                          600 West Broadway, 30th Floor
                           San Diego, California 92101

                              _______________, 1996


Nicholas-Applegate Series Trust
600 West Broadway, 30th Floor
San Diego, California 92101

Ladies and Gentlemen:

     Pursuant to the Investment Advisory Agreement between us dated as of ___________, 1996 (the "Agreement"), this letter will confirm our agreement whereby Nicholas-Applegate Capital Management will reduce its fees and reimburse other operating expenses of the various portfolios (each a "Series") of Nicholas-Applegate Series Trust set forth below to ensure that total annual operating expenses for each such Series (other than interest, taxes, brokerage commissions and other portfolio transaction expenses, capital expenditures and extraordinary expenses) do not exceed the percentage of average daily net assets of such Series set forth opposite the name of such Series, through December 31, 1996, subject to the provisions set forth in the Agreement with respect to repayment of such reductions and reimbursements.


     Name of Series                  Percentage Limitation
     --------------                  ---------------------
Core Growth Series                             1.00%
Emerging Growth Series                         1.25%
International Growth Series                    1.40%
Value Series                                   1.00%
Diversified Income Series                      0.45%
International Fixed Income Series              0.95%



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     Please sign this letter below to confirm your agreement with these limitations.

                                     Very truly yours,


                                     _________________________
                                     E. Blake Moore, Jr.
                                     Secretary


AGREED:

Nicholas-Applegate Series Trust


By:________________________
    E. Blake Moore, Jr.
    Secretary

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